Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Apollo Investment Corporation:

We have audited the financial statements of Apollo Investment Corporation (“the Company”) as of March 31, 2016 and 2015 and for each of the three years in the period ended March 31, 2016 and the effectiveness of the Company’s internal control over financial reporting as of March 31, 2016 referred to in our report dated May 19, 2016 appearing in the accompanying registration statement on Form N-2. We have also previously audited the financial statements of the Company as of and for the years ended March 31, 2014, 2013, 2012, 2011, 2010, 2009, 2008 and 2007 (not presented herein) appearing under Item 8 of the Company’s 2014, 2013, 2012, 2011, 2010, 2009, 2008 and 2007 Annual Reports on Form 10-K, respectively, and we expressed an unqualified opinion on those financial statements. In our opinion, the senior securities table of the Company for each of the years ended March 31, 2016, 2015, 2014, 2013, 2012, 2011, 2010, 2009, 2008 and 2007 appearing in this form N-2 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements.

New York, New York
October 4, 2016